Exhibit 10.3

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of the 16th day of July, 2003 (this “Amendment”), is made among HILB, ROGAL AND HAMILTON COMPANY, a Virginia corporation (the “Borrower”), and WACHOVIA BANK, NATIONAL ASSOCIATION (the “Administrative Agent”) on behalf of the Required Lenders (as defined in the Credit Agreement described below).

RECITALS

A.

The Borrower, the Administrative Agent and the banks and financial institutions listed on the signature pages thereof or that became parties thereto after the date thereof (collectively the “Lenders”) are parties to a Second Amended and Restated Credit Agreement, dated as of July 1, 2002 (the “Credit Agreement”), providing for the availability of a credit facility to the Borrower upon the terms and conditions set forth therein.  Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement.

B.

The Borrower desires to make a voluntary prepayment of the Term Loans and has requested that such prepayment be applied solely to reduce the outstanding principal amount of the Tranche A Term Loans (and not pro rata among the Tranche A Term Loans and Tranche B Term Loans).  The Borrower has requested that the Agent and the Lenders (i) amend the Credit Agreement to permit such a prepayment and (ii) make certain other amendments as set forth herein. The Administrative Agent and the Lenders have agreed to effect such amendments on the terms and subject to the conditions set forth herein.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AMENDMENTS

1.1

New Definition.  Section 1.1 of the Credit Agreement is hereby amended by adding the following definition of “First Amendment” in appropriate alphabetical order:

“First Amendment” shall mean the First Amendment to Credit Agreement, dated as of July 16, 2003, between the Borrower, the Administrative Agent and the Lenders.

1.2

Existing Definitions.  Section 1.1 of the Credit Agreement is hereby amended as follows:

(a)

The matrix set forth in the definition of “Applicable Margin Percentage” is amended by deleting and replacing it in its entirety with the following:

Leverage Ratio	Applicable Margin Percentage for Base Rate Revolving/ Tranche A Term Loans	Applicable Margin Percentage for LIBOR Revolving/ Tranche A Loans	Applicable Margin Percentage for Base Rate Tranche B Term Loans	Applicable Margin Percentage for LIBOR Tranche B Term Loans	Applicable Margin Percentage for Commitment Fee
Greater than or equal to 2.0 to 1.0	1.000%	2.000%	2.000%	2.750%	0.400%
Greater than or equal to 1.0 to 1.0 but less than 2.0 to 1.0	0.750%	1.750%	2.000%	2.750%	0.375%
Less than 1.0 to 1.0	0.500%	1.500%	2.000%	2.750%	0.350%

(b)

The definition of “Consolidated Fixed Charges” is amended by deleting the period at the end thereof and replacing it with the following “; provided, however, that Consolidated Fixed Charges shall not include the first $30,000,000 expended after the date of the First Amendment with respect to Capital Stock repurchases or earnout payments under subsections (d) or (e) above.”

1.3

Voluntary Prepayments.  Section 2.7(b) is hereby amended by inserting the following immediately after the first sentence thereof:

Notwithstanding anything in this Section 2.7(b) to the contrary, the Borrower may, at its option, direct that one voluntary prepayment, made on or before July 31, 2003, be applied solely to the remaining scheduled principal payments on the Tranche A Term Loans (and not pro rata among the Tranche A Term Loans and the Tranche B Term Loans).

1.4

Permitted Acquisitions.  Section 5.8(a) is hereby amended by:

(a)

deleting the reference to “$100,000,000” in clause (iii) and replacing it with “$125,000,000”.

(b)

deleting the reference to “$75,000,000” in clause (iv) and replacing it with “$100,000,000; provided that, for any period of four consecutive fiscal quarters that includes the fiscal quarter ending September 30, 2003, such amount shall be (x) $130,000,000 less (y) the amount by which Capital Stock repurchases during the fiscal year ending December 31, 2003 exceeds $20,000,000”.

(c)

amending and restating clause (v) as follows: “(v) the Acquisition Amount (without regard to the issuance of Capital Stock of the Borrower) with respect to such Acquisition (but specifically excluding, if applicable, any Acquisition consummated on or prior to the Closing Date) paid, incurred or assumed by the Borrower and its Subsidiaries during any period of four consecutive fiscal quarters shall not exceed $35,000,000; and”.

(d)

deleting the reference to “$375,000,000” in clause (vi) and replacing it with “$400,000,000”.

1.5

Indebtedness.  Section 7.2 is hereby amended by:

(a)

amending and restating clause (ix) as follows:

(ix)

cash earnout and contingent obligations due and owing by the Borrower or its Subsidiaries in connection with Permitted Acquisitions or Acquisitions that (a) are paid by the Borrower or one of its Subsidiaries within five (5) Business Days of becoming due, or (b) otherwise do not exceed $30,000,000 in aggregate amount at any time;

(b)

amending and restating clause (xi) as follows:

(xi)

reimbursement obligations with respect to secured letters of credit issued to insurance companies in an aggregate amount not to exceed $5,000,000 at any time;

1.6

Restricted Payments.  Section 7.6(a) is hereby amended by:

(a)

deleting the reference to “$20,000,000” in clause (ii) and replacing it with “$30,000,000”.

(b)

amending and restating clause (iii) as follows:

(iii)

the Borrower may purchase, redeem, retire or otherwise acquire shares of its Capital Stock (A) in order to fund its Deferred Compensation Plans and (B) in addition thereto, in an aggregate amount not to exceed (I) during the fiscal year ending December 31, 2003, (x) $50,000,000 less (y) the amount by which the cash Acquisition Amount described in Section 5.8(a)(iv) and paid during such fiscal year exceeds $100,000,000 and (II) during any fiscal year thereafter, $20,000,000, provided that, in each case, immediately after giving effect thereto, no Default or Event of Default would exist; and

ARTICLE II

EFFECTIVENESS

This Agreement shall become effective on the date when the last of the following conditions shall have been satisfied:

(a)

The Administrative Agent shall have received counterparts of this Amendment, duly executed by the Borrower and the Subsidiary Guarantors;

(b)

The Administrative Agent shall have received the approval of this Amendment from the Required Lenders (and, in addition to the foregoing, with respect to the amendment contemplated by Section 1.3 the approval of Lenders holding more than fifty-one percent (51%) of the aggregate outstanding principal amount of Tranche B Term Loans); provided that nothing in this ARTICLE II shall prevent the amendments contemplated hereby, other than the amendment contemplated by Section 1.3 hereof, from becoming effective upon the approval of the Borrower and the Required Lenders; and

(c)

The Borrower shall have paid to the Administrative Agent, for the account of each Tranche B Lender executing this Amendment, a fee equal to 0.075% of the Tranche B Term Loans held by such Tranche B Lender as of the date hereof.

ARTICLE III

ACKNOWLEDGEMENT

The Subsidiary Guarantors hereby acknowledge that the Borrower, the Administrative Agent and the Required Lenders have agreed, as provided herein, to amend the Credit Agreement as provided herein.  Each Subsidiary Guarantor hereby approves and consents to the transactions contemplated by this Amendment and agrees that its obligations under the Subsidiary Guaranty and the other Credit Documents to which it is a party shall not be diminished as a result of the execution of this Amendment.  This acknowledgement by the Subsidiary Guarantors is made and delivered to induce the Administrative Agent and the Lenders to enter into this Amendment, and the Subsidiary Guarantors acknowledge that the Administrative Agent and the Lenders would not enter into this Amendment in the absence of the acknowledgements contained herein.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

The Borrower hereby represents and warrants to the Administrative Agent and the Lenders as follows:

4.1

Representations and Warranties.  After giving effect to this Amendment, each of the representations and warranties of the Borrower contained in the Credit Agreement and in the other Credit Documents is true and correct in all material respects on and as of the date hereof, with the same effect as if made on and as of the date hereof (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty is true and correct in all material respects as of such date).

4.2

No Default.  After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

ARTICLE V

MISCELLANEOUS

5.1

Effect of Amendment.  From and after the effective date of the amendments to the Credit Agreement set forth herein, all references to the Credit Agreement set forth in any other Credit Document or other agreement or instrument shall, unless otherwise specifically provided, be references to the Credit Agreement as amended by this Amendment and as may be further amended, modified, restated or supplemented from time to time.  This Amendment is limited as specified and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Credit Agreement except as expressly set forth herein.  Except as expressly amended hereby, the Credit Agreement shall remain in full force and effect in accordance with its terms.

5.2

Governing Law.  This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York (without regard to the conflicts of law provisions thereof).

5.3

Expenses.  The Borrower agrees to pay upon demand all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and expenses of counsel to the Administrative Agent) in connection with the preparation, negotiation, execution and delivery of this Amendment and the other Credit Documents delivered in connection herewith.

5.4

Severability.  To the extent any provision of this Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.

5.5

Successors and Assigns.  This Amendment shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

5.6

Construction.  The headings of the various sections and subsections of this Amendment have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.

5.7

Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the date first above written.

HILB, ROGAL AND HAMILTON COMPANY

By:

/s/ Carolyn Jones

Title:

Senior Vice President, Chief Financial Officer and Treasurer

WACHOVIA BANK, NATIONAL ASSOCIATION, as
Administrative Agent on behalf of the Required Lenders

By:

/s/ William R. Goley

Title:

Director

For purposes of Article III only:

HILB, ROGAL AND HAMILTON INVESTMENT COMPANY

HILB, ROGAL AND HAMILTON REALTY COMPANY

HILB, ROGAL AND HAMILTON SERVICES COMPANY

HILB, ROGAL AND HAMILTON COMPANY OF ALABAMA, INC.

BEIERSDOERFER, MEADOWS & GOULD, INC.

HILB, ROGAL AND HAMILTON COMPANY OF ARIZONA

HRH INSURANCE SERVICES OF THE COACHELLAVALLEY, INC.

HILB, ROGAL AND HAMILTON INSURANCE SERVICES

   OF CENTRAL CALIFORNIA, INC.

MORGAN & FRANZ INSURANCE AGENCY OF ORANGE COUNTY

HRH OF NORTHERN CALIFORNIA INSURANCE SERVICES, INC.

PROFESSIONAL PRACTICE INSURANCE BROKERS, INC.

HILB, ROGAL AND HAMILTON INSURANCE SERVICES

   OF SAN DIEGO, INC.

ARIS/B&W INSURANCE SERVICES, INC.

SUMMIT RISK MANAGEMENT & INSURANCE SERVICES, INC.

HILB, ROGAL AND HAMILTON COMPANY OF DENVER

HILB, ROGAL AND HAMILTON COMPANY OF CONNECTICUT, LLC

THE MANAGING AGENCY GROUP, INC.

PREMIUM FUNDING ASSOCIATES, INC.

THOMAS M. MURPHY & ASSOCIATES, INC.

HILB, ROGAL AND HAMILTON COMPANY

OF GAINESVILLE, FLORIDA, INC.

HUNT INSURANCE GROUP, INC.

INSURANCE CONSULTANTS & ANALYSTS, INC.

HILB, ROGAL AND HAMILTON COMPANY OF ORLANDO

HILB, ROGAL AND HAMILTON COMPANY OF SARASOTA

HILB, ROGAL AND HAMILTON COMPANY OF SOUTH FLORIDA

HILB, ROGAL AND HAMILTON COMPANY OF TAMPA BAY, INC.

HILB, ROGAL AND HAMILTON COMPANY OF ATLANTA

HILB, ROGAL AND HAMILTON COMPANY OF GAINESVILLE, GEORGIA

HILB, ROGAL AND HAMILTON COMPANY OF SAVANNAH, INC.

HILB, ROGAL AND HAMILTON COMPANY OF ILLINOIS

DULANEY, JOHNSTON & PRIEST, INC.

THE DUNLAP CORPORATION

THE DUNLAP AGENCY

THE DUNLAP CORPORATION OF NEW HAMPSHIRE

HILB, ROGAL AND HAMILTON COMPANY OF BALTIMORE

HILB, ROGAL AND HAMILTON COMPANY OF

   METROPOLITAN WASHINGTON

HILB, ROGAL AND HAMILTON INSURANCE

   AGENCY OF MASSACHUSETTS, LLC

HILB, ROGAL AND HAMILTON COMPANY OF GRAND RAPIDS

HILB, ROGAL AND HAMILTON COMPANY OF PORT HURON

HRH INSURANCE SERVICES OF NEVADA, INC.

ASHURST PROCESSING AGENCY, INC.

GIACONIA LIFE ASSOCIATES, LLC

HILB, ROGAL AND HAMILTON COMPANY

   OF NORTHERN NEW JERSEY, LLC

HRH CONSULTING GROUP, LLC

HILB, ROGAL AND HAMILTON COMPANY OF NEW YORK, LLC

KAMMSAC INTERNATIONAL, LLC

KALVIN-MILLER HOLDINGS, LLC

PROPERTY OWNERS & MANAGERS PURCHASING GROUP, INC.

HILB, ROGAL AND HAMILTON COMPANY OF

   UPSTATE NEW YORK, LLC

PROFESSIONAL PRACTICES INSURANCE BROKERS, INC. (SOUTHEAST)

BOAHC, INC. D/B/A BERWANGER OVERMYER ASSOCIATES

BOAEB AGENCY, INC.

BOAFS AGENCY, INC.

MIDWEST PENSION SERVICES, INC.

BOAPC AGENCY, INC.

HILB, ROGAL AND HAMILTON COMPANY OF OKLAHOMA

HILB, ROGAL AND HAMILTON COMPANY OF OREGON

HILB, ROGAL AND HAMILTON COMPANY OF PHILADELPHIA, LLC

HILB, ROGAL AND HAMILTON COMPANY OF PITTSBURGH, LLC

HRH MERGER COMPANY

HILB, ROGAL AND HAMILTON COMPANY OF SAN ANTONIO

HILB, ROGAL AND HAMILTON COMPANY OF TEXAS

HILB, ROGAL AND HAMILTON COMPANY OF VIRGINIA

TIMOTHY S. MILLS INSURANCE SERVICES, INC.

INTEGRATED RISK SOLUTIONS INSURANCE SERVICES, LLC

TLC HOBBS, LLC

WESTPORT FINANCIAL SERVICES, LLC

WESTPORT INSURANCE AGENCY, LLC

WESTPORT WORLDWIDE, LLC

WESTPORT INSURANCE BROKERAGE, LLC

STAFFING RISK SOLUTIONS, LLC

BAY TECHNOLOGY GROUP, LLC

HOBBS GROUP, INC. (OH)

HOBBS GROUP, INC. (MD)

HOBBS GROUP, INC. (MA)

HOBBS GROUP INVESTMENT ADVISORS, LLC

HOBBS GROUP LIMITED LIABILITY COMPANY

HOBBS GROUP, LLC

HOBBS IRA CORP.

INTEGRATED RISK SOLUTIONS INSURANCE SERVICES, LLC

HOBBS GROUP INSURANCE BROKERS, LLC

HOBBS/OFJ ACQUISITION CORP.

O’NEILL, FINNEGAN & JORDAN INSURANCE AGENCY, INC.

HOBBS GROUP (NY), LLC

KIRKLIN & COMPANY, LLC

HOBBS GROUP, INC. (TX)

HRH OF COLORADO MERGER COMPANY

FREBERG & COMPANY OF WYOMING, INC.

DOMINION SPECIALTY GROUP, INC.

By:

/s/ Walter L. Smith

Title:

Senior Vice President, General Counsel and Secretary

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